Exhibit 99.1

JBI, Inc. is Debt-Free

NIAGARA FALLS, Ontario, Jan 6, 2010 (GlobeNewswire via COMTEX) -- JBI, Inc. (the “Company”) (OTCBB: JBII) announces that the Company has paid all corporate debt, including accrued interest prior to its December 31, 2009, year-end in furtherance of its growth strategies.  The Company’s debt-free status results in a monthly savings of over $26,000 in interest payments.

The debt and accrued interest was paid without dilution to the Company’s shareholders.  In order to increase shareholder value and prevent shareholder dilution as JBI expands, since June 2009, CEO John Bordynuik has returned 31 million of his personal common shares to the Company’s treasury.

“With so much opportunity on the horizon including the launch of P2O and the establishment of P2O sites pursuant to our LOI and the anticipated listing of our Company on a senior exchange, it was critical for me to achieve my goal of a debt-free JBI prior to 2010,” said Bordynuik. “I am proud of this Company and its loyal shareholders that made this significant accomplishment possible.”

About JBI, Inc.

JBI, Inc. is transitioning to become a global technology leader whose purpose is to mine data from JBI's large information archive, find under-productive entities to inject our superior proprietary technologies into, and benefit from increased productivity and profitability, beginning with Plastic2Oil. JBI has also acquired the following operations:

JAVACO, Inc. ("Javaco") is part of the Supplier Diversity Network, WBENC. JAVACO, Inc. currently distributes over 100 lines of equipment from fiber optic transmitters to RF connectors. To further enhance business in the United States, new distribution lines are frequently being added including a line of home theater and audio video products. Javaco will operate and manage the Company's Plastic2Oil sites in Mexico.

Pak-It, LLC ("Pak-It"): Using the patented Pak-It(TM) delivery system (liquid cleaner in a water soluble sachet) Pak-It can deliver glass cleaner, disinfectant, multi-purpose, and many more cleaning products (42 products currently) shipped in tiny packages of condensed cleaner (inside a 'dry' 1 quart container). This delivery method is "green" since it's fully biodegradable and saves thousands of dollars in shipping. The user simply adds water to the container without measuring or cutting the Pak-It. Large retailers and many national Building Service Contractors already using the product have documented significant cost savings from shipping, training, inventory control and space.

Accordingly, our revenue sources presently include (i) income from reading archived tapes (including microfiche) from clients such as NASA, (ii) income from the recently acquired Javaco, Inc., (iii) income from the sale of Pak-It products, and bulk chemical facility which we realize beginning October 1, 2009, and (iv) from the anticipated commencement of operations in the first quarter of 2010 with Plastic2Oil, a process and service that converts plastic to fuel oil. For more information, please see http://www.jbiglobal.com and http://www.javacoinc.com and http://www.pakit.com/.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act. The Private Securities Litigation Reform Act of 1995 (PSLRA) implemented several significant substantive changes affecting certain cases brought under the federal securities laws, including changes related to pleading, discovery, liability, class representation and awards fees and of 1995. Those statements include statements regarding the intent, belief or current expectations of JBI, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

This news release was distributed by GlobeNewswire, www.globenewswire.com

SOURCE: JBI, Inc.

By Staff

CONTACT:   JBI, Inc.
John Bordynuik, President and CEO
john@johnbordynuik.com
Investor Relations
Katie Matkowski
+1 (289) 296-5538
Katie@johnbordynuik.com

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SUBJECT CODE:  CHEMICALS
PLASTICS
Company Announcement